Contacts:   Hannah Burns    (212) 272-2395
            Maura Gaenzle   (212) 272-4445
            Ellen Glickman  (212) 272-8188



THE BEAR STEARNS COMPANIES INC.
REPORTS THIRD QUARTER RESULTS

New York, New York -- April 16, 1997 -- The Bear Stearns Companies Inc. (NYSE:BSC) today announced earnings for the company's third fiscal quarter ended March 27, 1997.

Net income for the third quarter of fiscal 1997 was $165.5 million, or $1.14 per share, a 28.4% increase in net income from $128.9 million, or 86 cents per share, for the comparable quarter last year. The annualized return on common stockholders' equity for the quarter was 29.5% versus 29.0% for the same quarter a year ago.

Net income for the first nine months of fiscal 1997 was $450.4 million, or $3.05 per share, a 37.4% increase in net income from $327.9 million, or $2.15 per share, for the comparable period a year ago. The annualized return on common stockholders' equity for the nine months ended March 27, 1997 was 27.9% versus 25.9% for the same period last year.

Revenues, net of interest expense, for the quarter ended March 27, 1997 were $934.5 million, an 18.0% increase from $792.2 million for the comparable quarter a year ago. For the nine months ended March 27, 1997, revenues, net of interest expense, were $2.6 billion, a 22.2% increase from $2.1 billion a year ago.

"We are proud of these very strong results, reflecting substantial increases in all revenue categories from a year ago," noted President and Chief Executive Officer James E. Cayne. "While recognizing the positive operating environment that characterized most of the quarter, our focus on our clients, products and markets enabled us to do exceptionally well. We are committed to providing the highest quality products and services to our clients in any market environment."

The following record or near-record contributions were made in the fiscal 1997 third quarter:

-- Commission revenues rose 4.7% to $191.8 million in the third quarter of fiscal 1997 from $183.2 million reported in the third quarter of fiscal 1996.
-- Principal transactions revenues reached $407.3 million for the three months ended March 27, 1997, 15.4% higher than the quarter ended March 29, 1996.
-- Investment banking revenues were $188.7 million for the third quarter, an increase of 30.7% over the prior year quarter.
-- Net interest revenues increased 34.5% to a record $135.8 million, from $101.0 million reported for the third quarter a year ago, reflecting the growth of customer margin debit balances to $32.5 billion at the end of the quarter.
-- Compensation as a percentage of net revenues for the third quarter of fiscal 1997 was 49.7% versus 49.5% for the third quarter of fiscal 1996. For the nine months ended March 27, 1997, compensation as a percentage of net revenues was 49.4% compared to 49.8% for the nine-month period a year ago.

Quarterly Cash Dividends Declared

The Board of Directors declared a regular quarterly cash dividend of 15 cents per share on the outstanding shares of common stock, payable May 30, 1997 to shareholders of record on May 16, 1997. The board also declared a quarterly cash dividend of 70 5/8 cents per share on the outstanding shares of adjustable rate cumulative preferred stock, payable July 15, 1997 to shareholders of record on June 30, 1997. In addition, the board declared a quarterly cash dividend of $3.94 per share on the outstanding shares of 7.88% cumulative preferred stock, which is equivalent to 49 1/4 cents per related depositary share, and a quarterly cash dividend of $3.80 per share on the outstanding shares of 7.60% cumulative preferred stock, which is equivalent to 47 1/2 cents per related depositary share, both payable July 15, 1997 to shareholders of record on June 30, 1997.

The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers professional and correspondent clearing, including securities lending. Headquartered in New York City, the company has over 8,000 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; and an international presence in Beijing, Buenos Aires, Geneva, Hong Kong, London, Lugano, Paris, Sao Paulo, Shanghai, Singapore and Tokyo. As of March 27, 1997, total capital, including stockholders' equity and long-term borrowings, was $10.6 billion and book value was $18.60 per share, based on 151,556,601 shares outstanding.

-30-

Financial Statements Attached

                                           THE BEAR STEARNS COMPANIES INC.
                                           CONSOLIDATED STATEMENTS OF INCOME
                                                    (UNAUDITED)

                                                   Three Months Ended                         Nine Months Ended
                                          --------------------------------------    ---------------------------------------
                                             March 27,             March 29,           March 27,              March 29,
                                               1997                  1996                1997                   1996
                                          ----------------      ----------------    ----------------       ----------------
                                                               (In thousands, except per share data)
Revenues
     Commissions                           $      191,817        $    183,182        $     536,971          $     501,592
     Principal transactions                       407,336             353,073            1,131,467                883,828
     Investment banking                           188,706             144,357              480,538                382,159
     Interest and dividends                       712,685             604,777            2,118,552              1,765,758
     Other income                                  10,757              10,607               36,456                 27,156
                                          ----------------      ----------------    ----------------       ----------------
        Total Revenues                          1,511,301           1,295,996            4,303,984              3,560,493
     Interest expense                             576,836             503,754            1,740,701              1,463,102
                                          ----------------      ----------------    ----------------       ----------------
     Revenues, net of interest expense            934,465             792,242            2,563,283              2,097,391
                                          ----------------      ----------------    ----------------       ----------------

Expenses
     Employee compensation and benefits           464,596             392,442            1,265,793              1,044,866
     Floor brokerage, exchange
        and clearance fees                         36,587              35,461              102,600                 95,994
     Communications                                26,085              23,149               75,419                 68,054
     Occupancy                                     22,658              21,686               65,949                 64,088
     Depreciation and amortization                 22,533              17,495               63,951                 51,118
     Advertising and market development            15,890              13,926               47,329                 40,832
     Data processing and equipment                 10,019               8,559               25,780                 26,246
     Other expenses                                60,322              57,709              171,615                147,087
                                          ----------------      ----------------    ----------------       ----------------
        Total expenses                            658,690             570,427            1,818,436              1,538,285
                                          ----------------      ----------------    ----------------       ----------------

Income before provision for
     income taxes                                 275,775             221,815              744,847                559,106
Provision for income taxes                        110,294              92,944              294,405                231,233
                                          ----------------      ----------------    ----------------       ----------------

Net income                                 $      165,481        $    128,871        $     450,442          $     327,873
                                          ================      ================    ================       ================

Net income applicable to
     common shares                         $      159,552        $    122,824        $     432,543          $     309,417
                                          ================      ================    ================       ================

Earnings per share (1)                     $         1.14        $       0.86        $        3.05          $        2.15
                                          ================      ================    ================       ================

Weighted average common and
     common equivalent shares
     outstanding (1)                          146,932,199         148,302,451         148,978,719            150,030,431
                                          ================      ================    ================       ================

Cash dividends declared
     per common share                      $         0.15        $       0.15       $        0.45    $              0.45
                                          ================      ================    ================       ================

(1)  Adjusted for all 5% stock dividends.

                           THE BEAR STEARNS COMPANIES INC.
                          CONSOLIDATED STATEMENTS OF INCOME
                                    (UNAUDITED)


                                                             Three Months Ended
                                                 --------------------------------------------
                                                     March 27,              December 31,
                                                        1997                    1996
                                                 -------------------     --------------------
                                                    (In thousands, except per share data)
Revenues
     Commissions                                  $       191,817         $       183,584
     Principal transactions                               407,336                 429,239
     Investment banking                                   188,706                 183,138
     Interest and dividends                               712,685                 745,610
     Other income                                          10,757                  14,959
                                                 -------------------     --------------------
         Total Revenues                                 1,511,301               1,556,530
     Interest expense                                     576,836                 616,396
                                                 -------------------     --------------------
     Revenues, net of interest expense                    934,465                 940,134
                                                 -------------------     --------------------

Expenses
     Employee compensation and benefits                   464,596                 456,825
     Floor brokerage, exchange
         and clearance fees                                36,587                  34,447
     Communications                                        26,085                  24,778
     Occupancy                                             22,658                  21,945
     Depreciation and amortization                         22,533                  21,450
     Advertising and market development                    15,890                  16,683
     Data processing and equipment                         10,019                   8,206
     Other expenses                                        60,322                  65,245
                                                 -------------------     --------------------
         Total expenses                                   658,690                 649,579
                                                 -------------------     --------------------

Income before provision for
     income taxes                                         275,775                 290,555
Provision for income taxes                                110,294                 114,043
                                                 -------------------     --------------------

Net income                                        $       165,481         $       176,512
                                                 ===================     ====================

Net income applicable to
     common shares                                $       159,552         $       170,573
                                                 ===================     ====================

Earnings per share                                $          1.14         $          1.21
                                                 ===================     ====================

Weighted average common and
     common equivalent shares
     outstanding                                      146,932,199             148,780,831
                                                 ===================     ====================

Cash dividends declared
     per common share                             $          0.15         $          0.15
                                                 ===================     ====================
